UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2009

Orleans Homebuilders, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, Jeffrey P. Orleans, age 63, was appointed President of the Company to serve as President at the discretion of the Board of Directors.  Mr. Orleans has been a director of the Company since 1983 and has served as the Company’s Chairman of the Board and Chief Executive Officer since 1986.

Following is a summary of certain transactions entered into between the Company and Mr. Orleans.  With the exception of transactions that took place during fiscal year 2009, all of these transactions were previously disclosed in the Company’s 2008 proxy statement.

During fiscal year 2003 the Company entered into two separate ten year leases for the rental of office space with a company that is controlled by Mr. Orleans. The Company took possession of the leased premises and the lease term began in May 2004. The annual rental for the leased office space is $112,000 and escalates to $128,000 after the fifth year of the lease. The Company is also responsible for the payment of its pro rata share of common area maintenance costs.

The Company places some of its corporate insurance through A.P. Orleans Insurance Agency, Inc., of which Mr. Orleans is the sole stockholder. The Company also uses A.P. Orleans Insurance Agency, Inc. to purchase surety bonds that the Company is required to maintain with various municipalities as part of its ongoing operations as a developer on specific projects in those municipalities. The Company paid premiums and fees associated with insurance policies and surety bonds provided by the entity controlled by Mr. Orleans of $422,000, $1,622,000 and $2,013,000, which includes amounts paid to unrelated insurance companies for such policies, during fiscal years 2009, 2008, and 2007, respectively.

The Company owned fractional interests in an aircraft, all of which were sold or otherwise disposed of in or before May, 2009.  Mr. Orleans was given access to Company-owned aircraft for personal use.  Mr. Orleans was, however, required to reimburse the Company for the incremental costs associated with such personal use.  During the fiscal year ended June 30, 2008, the Company discovered that it had overcharged Mr. Orleans for his personal use of the Company plane during the fiscal years ended June 30, 2007, 2006 and 2005.  The overcharge occurred due to the Company charging Mr. Orleans based on the full absorption method rather than based on aggregate incremental costs.  The Company reimbursed Mr. Orleans $1,114,494 for the overcharges in Fiscal 2005, Fiscal 2006 and Fiscal 2007.  The reimbursement of this amount was approved by the Compensation Committee on August 28, 2008 and Mr. Orleans was reimbursed subsequent to year end.  Mr. Orleans reimbursed the Company the net amounts of $45,123, $68,099 and $300,618 for his personal use of Company-owned aircraft in fiscal years 2009, 2008 and 2007, respectively.  The Company no longer owns any fractional interests in aircraft.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2009

Orleans Homebuilders, Inc.

By:	Benjamin D. Goldman
Name: Benjamin D. Goldman
Title: Vice Chairman and Director